Exhibit 4.2

[stamp:]	9th INSTRUMENTS AND DOCUMENTS	AMENDMENT No. 05 (DULC No. 12.2.3.6.096) TO THE REVOLVING LINE OF CREDIT FINANCING ORIGINATION AGREEMENT No. 08.2.0790.1 OF NOVEMBER 19, 2008, ENTERED INTO BY THE NATIONAL ECONOMIC AND SOCIAL DEVELOPMENT BANK (BNDES), TIM CELULAR S.A. AND INTELIG TELECOMUNICAÇÕES S.A., WITH THE APPEARANCE OF THIRD PARTIES, AS BELOW:
REGISTRY OFFICE
[2 illegible LINES]
18 DEC. 2012 1167970
RUA BOA VISTA No. 314 – 2ND FLOOR

HE NATIONAL ECONOMIC AND SOCIAL DEVELOPMENT BANK (BNDES), herein called merely BNDES, a federal public company, with domicile in Brasília, Federal District, and services in this City, at Avenida República do Chile No. 100, registered in the CNPJ under no. 33.657.248/0001-89, through its undersigned representatives;

TIM CELULAR S/A (successor by incorporation to TIM Nordeste S/A), hereinafter called BENEFICIARY TIM CELULAR, a business corporation, with domicile in São Paulo, State of São Paulo, at Avenida Giovanni Gronchi, No. 7,143, Postcode 05724-006, registered in the CNPJ under no. 04.206.050/0001-80, through its undersigned representatives;

INTELIG TELECOMUNICAÇÕES S.A., hereinafter called BENEFICIARY INTELIG, a business corporation, with domicile in the City of Rio de Janeiro, State of Rio de Janeiro, at Praia de Botafogo, 370, registered in the CNPJ under no. 02.421.421/0001-11, through its legal representatives signing at the bottom;

TIME CELULAR and INTELIG are hereinafter called jointly, BENEFICIARIES.

with TIM PARTICIPAÇÕES S.A., a business company, with domicile in Rio de Janeiro, State of Rio de Janeiro, at Avenida das Américas, no. 3,434, block 1, 7th floor, Postcode 22640-102, registered in the CNPJ under no. 02.558.15/0001-20, also appearing as INTERVENER;

have agreed and contracted with each other to amend the Revolving Line of Credit Financing Origination Agreement No. 08.2.0790.1, hereinafter called merely AGREEMENT, entered into by BNDES and BENEFICIARIES TIM CELULAR S.A. and TIM NORDESTE S.A., incorporated by TIM CELULAR, S.A., recorded under no. 731346, on December 04, 2008, in the 5th Instruments and Documents Registry Office of Rio de Janeiro, State of Rio de Janeiro; and under no. 1046816, on December 08, 2008, in the 9th Instruments and Documents Registry Office of the County of São Paulo, State of São Paulo; and under no. 30628, on December 1, 2008, in the 1st Instruments and Documents Registry Office of the County of Jaboatão, State of Pernambuco; with a 1st amended through a private instrument dated December 12, 2008, recorded under no. 732214 on December 17, 2008, in the 5th Instruments and Documents

[stamp:]	LEGAL	[stamp:]	Carina Gallardo Rey
	TIM		Attorney
AUDETIC

Exhibit 4.2

[stamp:]9th INSTRUMENTS AND
          DOCUMENTS REGISTRY OFFICE
    [2 illegible LINES]
18 DEC.   2012 1167970
    RUA BOA VISTA
    No. 314 – 2ND FLOOR

Office of Rio de Janeiro, State of Rio de Janeiro; and under no. 1047939 on December 19, 2008, in the 9th Instruments and Documents Registry Office of the County of São Paulo, State of São Paulo; and under no. 30633, on December 18, 2008 in the 1st Instruments and Documents Registry Office of the County of Jaboatão, State of Pernambuco; 2nd addendum through a private instrument dated December 12, 2008, recorded under no. 732215 on December 17 2008, in the 5th Instruments and Documents Registry Office of Rio de Janeiro, State of Rio de Janeiro; and under no. 1047940 on December 19, 2008, in the 9th Instruments and Documents Registry Office of the County of São Paulo, State of São Paulo; and a 3rd addendum the rough a private instrument dated June 29, 2010 and recorded under no. 785514 on July 13, 2010; and a 4th addendum through a private instrument dated December 12, 2012, of which this instrument comes to form an integral part, for all purposes and effects of the Law, through the following clauses:

FIRST

In view of the agreement hereby signed, BNDES and BENEFICIARY INTELIG agree to govern the use of part of the credit line open through the AGREEMENT, pursuant to the following terms and conditions:

1.	AMOUNT OF THE TRANCHE TO BE USED:

1.1
on Subloan “A5”:  in the amount of R$ 152,500,000.00 (one hundred and fifty-two million five hundred thousand reais), to be provided with the funds cited in part II of Clause First of the AGREEMENT, pursuant to all of the provisions related to the subloans provided with such funds, except Clause Fifth of the AGREEMENT, and in accordance with the regime in item 8.1 of Clause First of this Addendum.

1.2
on Subloan “B5”:  in the amount of 28,900,000.00 (twenty-eight million nine hundred thousand reais), to be provided with the funds cited in part II of Clause first of the AGREEMENT, pursuant to all of the other provisions related to the subloans provided with such funds, with the exception of Clause Fifth of the AGREEMENT, as well as the regimes stipulated by the BNDES Investment Support Program (BNDES PSI), subject to Resolution No. 2,366-2012-BNDES, of 11.13.2012, under the scope of current federal law, as well as the regulations issued by the National Monetary Board and by the Minister of State for the Treasury.

1.3
Pursuant to the provisions of Paragraph First of Clause Third of the AGREEMENT, the funds from the Subloans cited above to be released shall be transferred to current account no. 05321-3, which BENEFICIARY INTELIG holds at Banco Itaú (no. 341), branch 0911.

[stamp:]	LEGAL	[stamp:]	Carina Gallardo Rey
	TIM		Attorney
AUDETIC

Exhibit 4.2

[stamp:]9th INSTRUMENTS AND
          DOCUMENTS REGISTRY OFFICE
    [2 illegible LINES]
18 DEC.   2012 1167970
    RUA BOA VISTA
    No. 314 – 2ND FLOOR

2.	AVAILABILITY OF SUBLOAN “A5”:

2.1
The amount of each tranche of Subloan “A5” to be made available to BENEFICIARY INTELIG shall be calculated pursuant to the criteria established in the law establishing the Long-Term Interest Rate (TJLP) to determine the debit balances of the financing contracted by the BNDES System through November 30, 1994.

3.	AVAILABILITY OF SUBLOAN “B5”:

3.1	The amount of each tranche of Subloan “B5” to be made available to BENEFICIARY INTELIG, shall not undergo monetary restatement or any other readjustment of any nature.

4.	SPECIFIC USE OF THE FUNDS:

4.1	Subloan “A5” is to be used for the expansion, modernization, and technological updating of BENEFICIARY INTELIG’s plant, with investments in networks and information technology (IT).

4.2
Subloan “B5” is to be used to acquire national machines and equipment that fall under the criteria of the Special Industrial Financing Agency (FINAME), needed to perform the project described in item 4.1.

5.	PERIOD FOR USING THE FUNDS:

5.1
on Subloan “A5”:  up to 12 (twelve) months, computed from the signing of this Addendum, without prejudice to BNDES being able to extend the aforementioned period, before or after the final conclusion of such period, under the scope of the guaranties established in the AGREEMENT, upon expressly authorization, by letter, notwithstanding any other formality or recordation.

5.2	on Subloan “B5”: up to 12 (twelve) months, extendible for a maximum period of 12 (twelve) months.

6.	GRACE PERIOD (Clause Fifth of the AGREEMENT):

6.1	on Subloans “A5” and “B5”: 12 (twelve) months, starting on the 15th (fifteenth) day immediately after the date this Addendum is signed and ending on December 15, 2013.

7.	AMORTIZATION (Clause Ninth of the AGREEMENT):

7.1
on Subloans “A5” and “B5”:  in 72 (seventy-two) successive monthly installments, each one of them in the amount of the principle due of the debt under those Subloans, divided by the number of amortization payments not yet paid, the first installment coming due on the 15th (fifteenth) of January of 2004, and the last on the 15th (fifteenth) of December of 2019, pursuant to the provisions of Clause Twenty-Fourth of the AGREEMENT.

[stamp:]	LEGAL	[stamp:]	Carina Gallardo Rey
	TIM		Attorney
AUDETIC

Exhibit 4.2

[stamp:]9th INSTRUMENTS AND
          DOCUMENTS REGISTRY OFFICE
    [2 illegible LINES]
18 DEC.   2012 1167970
    RUA BOA VISTA
    No. 314 – 2ND FLOOR

8.	INTEREST (Clause Fifth of the AGREEMENT):

8.1
on the uncapitalized tranche of Subloan “A5”:  2.32% (two point thirty-two percent) per year (as compensatory), above the Long-Term Interest Rate (TJLP) reported by the Central Bank of Brazil, plus 1% (one percent) per year, due on the 15th (fifteenth) day of the months of March, June, September, and December of each year, in the period between the 15th (fifteenth) of December of 2012 and the 15th (fifteenth) of December of 2013, and monthly starting on the 15th (fifteenth) of January 2014, inclusive, together with the principal amortization installments of this Subloan, pursuant to the system below:

I.	When the TJLP is greater than 6% (six percent) per year:

a)
The amount corresponding to the portion of the TJLP that exceeds 6% (six percent) per year shall be capitalized on the 15th (fifteenth) day of each month of the term of this Agreement and on its maturity or settlement, pursuant to the provisions of Clause Twenty-Fifth, and computed through the effect of the following capitalization rate on the debit balance, therein including all financial events occurring during the period:

TC = [(1 + TJLP) / 1.06] n / 360 – 1 (capitalization rate equal to, open bracket, ratio between the TJLP plus one, and one point zero six, close bracket, raised to the power corresponding to the ratio between “n” and three hundred and sixty, subtracting one from such result), where:

TC – capitalization rate
TJLP – Long-Term Interest Rate, reported by the Central Bank of Brazil; and

n – number of days existing between the date of the financial event and the capitalization date, due date or settlement date of the obligation, a financial event being construed as any and all events of a financial nature which results or might result in a change to the debit balance of this Agreement.

b)
2.32% (two point thirty-two percent) per year above the TJLP (compensatory), cited in the caput of this Clause, plus the uncapitalized portion of the TJLP of 6% (six percent) per year and 1% (one percent) per year (deposit cost stipulated in part II of the fifth paragraph of Article 1st of Provisional Measure No. 453, of 1.22.2009, with the wording given by Provisional Measure No. 462, of 5.14.2009), shall be charged to the debit balance, on the due dates of the interest cited in the caput of item 8.1 of Clause First or on the due date or settlement date of this Agreement, pursuant to the provisions of line “a”, and using, for the daily calculation of interest, the number of days elapsed between the date of each financial event and the due dates cited above.

[stamp:]	LEGAL	[stamp:]	Carina Gallardo Rey
	TIM		Attorney
AUDETIC

Exhibit 4.2

[stamp:]9th INSTRUMENTS AND
          DOCUMENTS REGISTRY OFFICE
    [2 illegible LINES]
18 DEC.   2012 1167970
    RUA BOA VISTA
    No. 314 – 2ND FLOOR

II.	When the TJLP is less than or equal to 6% (six percent) per year:

The 2.32% (two point thirty-two percent) per year above the TJLP (compensatory), cited in the caput of this Clause, increased by the TJLP itself and 1% (one percent) per year (deposit cost stipulated in part II of the paragraph of Article 1st of Provisional Measure No. 453, of 1.22.2009, with the wording given by Provisional Measure No. 462, of 5.14.2009), shall be charged to the debit balance, on the due dates of the interest cited in the caput of item 8.1 of Clause First or on the due date or settlement date of this Agreement, pursuant to the provisions of line “a”, and using, for the daily calculation of interest, the number of days elapsed between the date of each financial event and the due dates cited above.

8.1.1	The amount cited in part I, line “a”, which shall be capitalized, including the principal of the debt, shall be due under the terms of item 7.1 of Clause First of this Addendum.

8.2
on the tranche of Subloan “B5”:  2.5% (two point five percent) interest shall accrue on the principal of the debt of BENEFICIARY INTELIG derived from Subloan “B5”, due on the 15th (fifteenth) day of the months of March, June, September, and December of each year, in the period between the 15th (fifteenth) of December of 2012 and the 15th (fifteenth) of December of 2013, and monthly starting on the 15th (fifteenth) of January 2014, inclusive, together with the principal amortization installments of this Subloan, in accordance with the provisions of Clause Twenty-Fourth of the AGREEMENT.

9.	CONDITIONS FOR USING THE CREDIT LINE (Clause Seventeenth of the AGREEMENT):

9.1
Beyond the conditions indicated in Clause Seventeenth of the AGREEMENT, BENEFICIARY INTELIG shall present, as a condition for using the first tranche of the loan granted under the terms of this Addendum, the formalization and recording, in the appropriate Registry Offices, of this Addendum and the Addendum cited in the Paragraph of Clause Second.

[stamp:]	LEGAL	[stamp:]	Carina Gallardo Rey
	TIM		Attorney
AUDETIC

Exhibit 4.2

[stamp:]9th INSTRUMENTS AND
          DOCUMENTS REGISTRY OFFICE
    [2 illegible LINES]
18 DEC.   2012 1167970
    RUA BOA VISTA
    No. 314 – 2ND FLOOR

SECOND
ESTABLISHMENT OF GUARANTY

The revenues received by TIM CELULAR S.A., under the terms of Clause Tenth of the AGREEMENT, are irrevocably and irreversibly pledged in order to ensure payment of the obligations derived from this Addendum, and the principal of the debt, interest, commissions, contractual penalties, fines and expenses, from the date this Addendum is signed through the final liquidation of all of the obligations herein assumed.

PARAGRAPH

           The guaranty cited in the caput of this Clause shall be formalized through Addendum No. 4 to the Pledge and Assignment of Revenue and Other Agreements document entered into on December 12, 2008 between TIM CELULAR S.A., BNDES, CITIBANK, N.A. and BANCO CITIBANK S.A., recorded under no. 771756 in the 4th Instrument and Documents Registry Office of Rio de Janeiro, State of Rio de Janeiro, and under no. 1047942 in the 9th Instrument and Documents Registry Office of São Paulo, State of São Paulo.

THIRD
SURETY

TIME PARTICIPAÇÕES SA.., identified in the preamble, accepts this Addendum in its capacity as surety and principal payor, expressly waiving the benefits of Articles 366, 827, and 838 of the Civil Code, and undertakes, jointly and severally, through the final liquidation of the AGREEMENT, the full and exact performance of all of the obligations assumed in the AGREEMENT, by INTELIG TELECOMUNICAÇÕES S.A.

FOURTH
ACCELERATED TERMINATION

With respect to subloan “B5”, in the cases of accelerated termination declared based on Article 47-A of the “Provisions Applicable to BNDES Contracts,” the debit balance computed shall be increased by the amount corresponding to the return, to the National Treasury, of the amounts related to the interest-rate equalization, pursuant to applicable law.

FIFTH
RATIFICATION

The contracting parties and the INTERVENER hereby ratify all of the Clauses of the AGREEMENT that do not contradict the provisions of this Addendum, maintaining the guaranties agreed in the aforementioned Agreement, without this document implying a novation.

[stamp:]	LEGAL	[stamp:]	Carina Gallardo Rey
	TIM		Attorney
AUDETIC

Exhibit 4.2

[stamp:]9th INSTRUMENTS AND
          DOCUMENTS REGISTRY OFFICE
    [2 illegible LINES]
18 DEC.   2012 1167970
    RUA BOA VISTA
    No. 314 – 2ND FLOOR

SIXTH
RECORDING

BENEFICIARY INTELIG undertakes to proceed to record this Addendum in the margin of the registries cited in the preamble of this instrument, in the cities of Rio de Janeiro and São Paulo, and BENEFICIARY TIM CELULAR to proceed to record the Addendum cited in the Paragraph of Clause Second in the registries cited in the Paragraph of Clause Second, BNDES reserving the right to accelerate the termination of the AGREEMENT if such annotations are not proved to it within a period of 60 (sixty) days, computed from today.

SEVENTH
GENERAL PROVISION

BENEFICIARIES TIM CELULAR and INTELIG and the INTERVENER state that the provisions of this Agreement were negotiated in light of and in strict accordance with the Code of Ethics applicable to the TIM companies, which is available on the website www://www.timpartri.com.br.

BENEFICIARIES TIM CELULAR S.A. and INTELIG TELECOMUNICAÇÕES S.A. respectively present Positive Certifications of Debts with Negative Effects (CPD-NE) no. 006982012-2200050 and 000072012-17500421, issued on August 31, 2012 and August 15, 2012 and valid through February 27, 2013 and February 11, 2013.  The APPEARER TIM PARTICIPAÇÕES S.A. presented Negative Certification of Debts Related to Social Security Contributions (CND) no. 000952012-17070115 issued on August 17, 2012 and valid through February 13, 2013.  All the Certifications were issued by the Department of Federal Revenue of Brazil.

The pages of this Instrument are initialed by Carina Gallardo Rey, attorney for BNDES, by authorization of the legal representatives who sign it.

[stamp:]	LEGAL	[stamp:]	Carina Gallardo Rey
	TIM		Attorney
AUDETIC

Exhibit 4.2

[stamp:]9th INSTRUMENTS AND
          DOCUMENTS REGISTRY OFFICE
    [2 illegible LINES]
18 DEC.   2012 1167970
    RUA BOA VISTA
    No. 314 – 2ND FLOOR

(Amendment No. 05 (DULC No. 12.2.3.6.096) to the Revolving Line of Credit Financing Origination Agreement No. 08.2.0790.1 of November 19, 2008, Entered into by the National Economic and Social Development Bank (BNDES), Tim Celular S.A. and Intelig Telecomunicações S.A., with the Appearance of Third Parties.)

Rio de Janeiro, [hw:] December 10, 2012

For BNDES:
[stamp:] [illegible] à [stamp:] João Carlos Ferraz Acting President	[stamp:] 20th NOTARY SERVICE – RJ à [stamp:] Júlio C.M. Ramundo Director
[signature]	[signature]
NATIONAL ECONOMIC AND SOCIAL DEVELOPMENT BANK (BNDES)

For BENEFICIARY:
[stamp:] Rodrigo G. Galvão TIM – Finance & Treasury	[stamp:] Bruno Mendes Fontes Finance – Cash Management
[signature]	[signature]
INTELIG TELECOMUNICAÇÕES S.A.

INTERVENER:
[stamp:] Rodrigo G. Galvão TIM – Finance & Treasury	[stamp:] Bruno Mendes Fontes Finance – Cash Management
[signature]	[signature]
TIM CELULAR S.A.

SURETY:
[stamp:] Rodrigo G. Galvão TIM – Finance & Treasury	[stamp:] Bruno Mendes Fontes Finance – Cash Management
[signature]	[signature]
TIM PARTICIPAÇÕES S.A.

WITNESSES:
[signature]	[signature]
Name: [hw:] BRUNO DE ABREU [ill.] BORDIN Identification Card: [hw:] 21203827-7 CPF: [hw:] 117.812.477-06	Name: [hw:] RODRIGO SOUSA E GOMES [ill.] Identification Card: [hw:] 3117676 SSP/PB CPF: [hw:] 058.891.194-19

[stamp:]
HB        4TH NOTARY OFFICE OF RIO DE JANEIRO
Hamilton Barros Registry Office
Av. das Américas, 16,401 – Suite D – Recreio – Tel. (21) 3212-1212 / 3434-9400
I recognize by similarity the signature(s) of BRUNO MENDES FONTES, RODRIGO GUIMARÃES GALVÃO, so sworn.  In witness ___ of the truth.
Rio de Janeiro – RJ, December 14, 2012.         Code: 00550589-06
[signature]
Jobson Eleutério Belo – Authorized Clerk
Qty 2 – FETJ R$ 0.86 – FUNFERJ R$; 0.21 – FUNDPERJ R$: 0.21 Total R$: 11.22
[2 stamps:] TAX STAMP INSPECTORATE GENERAL OF JUSTICE SIGNATURE RECOGNITION BY SIMILARITY [2 stamps:] REGISTRY – 4TH NOTARY OFFICE Jobson Eleutério Belo Clerk CTPS-89713/108-RJ

[stamp:]	LEGAL	[stamp:]	Carina Gallardo Rey
	TIM		Attorney
AUDETIC